Exhibit 99.01

Palisade Bio Appoints Margery Fischbein to its Board of Directors

Wall Street and biotech industry veteran with expertise across corporate finance, business development, M&A, licensing, and strategic alliance transactions, globally

Carlsbad, CA – May 7, 2024 – Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade”, “Palisade Bio” or the “Company”), a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases, today announced it has appointed Margery Fischbein to its Board of Directors.

Ms. Fischbein is a highly experienced healthcare investment banker and accomplished biotechnology industry executive.

“We are excited to welcome Margery to our Board of Directors. With her expertise and deep Wall Street and healthcare industry network we believe she will be a valuable asset and play a critical role as we continue to advance Palisade Bio’s strategy and our pipeline of novel therapeutics. We look forward to leveraging her strategic perspective to execute on our corporate objectives,” commented J.D. Finley, Chief Executive Officer of Palisade.

Ms. Fischbein added, “The Palisade team has established a path forward in a highly compelling area of drug development, identifying a precision medicine approach for redefining ulcerative colitis (UC) treatment through targeted interventions using PDE4-related biomarkers. I look forward to working closely with the Palisade team as we elevate this innovative approach with key players in the industry, build momentum and drive value for stakeholders in the near and long term.”

Ms. Fischbein currently serves as Managing Director, Healthcare, for Cassel Salpeter & Co., an independent investment banking firm. Previously, Ms. Fischbein was Head of Healthcare Investment Banking for Seaport Global and for FBR & Co. and Head of East Coast Biotechnology Investment Banking for JMP Securities. Prior to rejoining the banking industry, Ms. Fischbein held senior corporate positions at ImClone Systems and Human Genome Sciences. Early in her career, Ms. Fischbein was senior vice president at Lehman Brothers, and then was a Managing Director of investment banking at the Chase Manhattan Corporation and at Citigroup. Ms. Fischbein earned a master’s degree in business administration from Harvard Business School and a bachelor’s degree in economics from Harvard University.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. The Company believes that by using a targeted approach with its novel therapeutics it will transform the treatment landscape. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to maintain the Nasdaq listing of our securities; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic or any global event on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its nonclinical and clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to secure additional financing to fund future operations and development of its product candidates. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com